Q3 2025 Earnings Presentation October 29, 2025

This presentation (the “Presentation”) of OppFi Inc. (“OppFi” or the “Company”) is for information purposes only. Certain information contained herein has been derived from sces prepared by third parties. While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information. Trademarks and trade names referred to in this Presentation are the property of their respective owners. The information contained herein does not purport to be all-inclusive. This Presentation does not constitute investment, tax, or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of its respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. The Company disclaims any duty to update the information contained in this Presentation, which information is given only as of the date of this Presentation unless otherwise stated herein. Forward-Looking Statements This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to its full year 2025 guidance, the future performance of OppFi’s platform, OppFi’s objectives, plans, strategies, and expectations for OppFi’s growth, new products, and future financial performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, the impact of tariffs, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; OppFi’s ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi’s business; risks related to any material weakness in OppFi’s internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi’s ability to comply with various covenants in its corporate and warehouse credit facilities; risks related to potential litigation; changes in applicable laws or regulations, including, but not limited to, impacts from the One Big Beautiful Bill Act; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures Certain financial information and data contained in this Presentation are unaudited and do not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by OppFi with the SEC. Some of the financial information and data contained in this Presentation, such as Adjusted EBT, Adjusted Net Income and margin thereof, Adjusted EPS, and Free Cash Flow have not been prepared in accordance with United States generally acceptable accounting principles ("GAAP"). Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other adjustments, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted Net Income Margin is defined as Adjusted Net Income as defined above divided by Total Revenue. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding and includes the impact of dilutive securities, such as restricted stock units, performance stock units, and stock options. Free Cash Flow is defined as net cash provided by operating activities minus net cash used in investing activities, other than the cash used for the acquisition of equity interests in Bitty Advance. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non- GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation of OppFi’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix. A reconciliation of projected full year 2025 Adjusted Net Income and projected full year 2025 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this Presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. No Offer or Solicitation This Presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Website This Presentation contains reproductions and references to the Company’s website and mobile content. Website and mobile content are not incorporated into this Presentation. Any references to URLs for the websites are intended to be inactive textual references only. Disclaimer 2

Q3 2025 Earnings Highlights: Record Quarterly Total Revenue, Net Income and Adjusted Net Income Net income of $75.9 million, an increase of $43.9 million year over year, a new company quarter record, and net income margin of 49.0% Total Revenue increased 13.5% year over year to $155.1 million, a new company quarter record Ending Receivables as of quarter end of $481.0M, a new company quarter record Adjusted Net Income of $40.7 million1, an increase of $11.9 million year over year, a new company quarter record, and adjusted net income margin of 26.3%1, an expansion of 520 basis points Total Expenses as a percentage of Total Revenue decreased 490 basis points year over year to 36.2% Total Net Originations of $246.1 million, an increase of $27.3 million year over year, a new company quarter record 1. Adjusted net income and margin thereof are financial measures that have not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP financial measures. 3

OppFi

At-A-Glance

A tech-enabled digital finance platform that partners with banks to offer financial products and services for everyday Americans.

Mission-driven Platform

Providing best-in-class products and customer service with a 76 NPS Score[1]

Significant Economic Scale

Facilitated more than $8.2 billion in gross loan issuance covering over 4.5 million loans, since inception[2]

Profitable Across Business Cycles

10 consecutive years of positive net income[3]

Large Addressable Market

48 million Americans are underbanked and lack traditional credit options[4]

Strong Fundamentals and Balance Sheet

Operating efficiency drives strong free cash flow and a robust balance sheet which positions OppFi for growth

1. For Q3 2025 at the time of loan approval.
2. As of September 30, 2025.
3. 2015-2024.
4. Based on 19.0 million underbanked households and average household size of 2.51. Federal Deposit Insurance Corporation (FDIC), 2023 FDIC National Survey of Unbanked and Underbanked Households (November 2024); U.S. Census Bureau, "Average Number of People per Household, by Race and Hispanic Origin, Marital Status, Age, and Education of Householder: 2023", Table AVG1, November 2023

OppFi | 4

Results

Outstanding Customer Satisfaction

76 Net Promoter Score (NPS)

4.80 ☆ Google
11,961 reviews

4.4 ☆ Trustpilot
5,283 reviews

A+ Rating BBB ACCREDITED BUSINESS

1. Note: NPS is for Q3 2025 at the time of approval.
Ratings reflect data as of October 14, 2025.

Selected Customer Testimonials

"OppLoans has a great interest rate compared to many other pay day loan options. The loans make it so you can pay it back without being stuck in a dead end loan. Customer Service is excellent! I have used them for years as needed for lending in times of need. I recommend them 10/10!"
October 2025, NPS

"My experience with OppLoans has been really positive. The process was smooth, the team was helpful and professional, and everything was clearly explained from start to finish. I'd definitely recommend them to friends because they make it easy and stress-free to get the support you need."
October 2025, NPS

"I'm truly grateful to OppLoans. During a difficult time, when no one else believed in me, they did. They offered me a fair loan with a clear, fast, and hassle-free process—no judgment, just support. Thanks to them, I was able to get back on track and meet my responsibilities. You can tell they genuinely care about helping people who need a second chance. I highly recommend OppLoans. Thank you for trusting me when I needed it the most!"
August 2025, Trustpilot

OppFi | 5

Financial Highlights

7 Q3 2025 Financial Highlights Adjusted Net Income1 ($M) Adjusted EPS1 Significant Adjusted Net Income expansion year over year, driven by record revenue and prudent expense management $75.9M Net Income $41.6M Net Income Attributable to OppFi Inc. $40.7M Adj. Net Income1 $1.48 Basic EPS $0.77 Diluted EPS $0.46 Adjusted EPS1 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non- GAAP Financial Measures” on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures. $13 $29 $41 Q3 2023 Q3 2024 Q3 2025 +41% $0.16 $0.33 $0.46 Q3 2023 Q3 2024 Q3 2025 +39%

Total Revenue1 ($M) Total revenue increased 13.5% YoY driven by higher receivables balances over the period 8 Net Charge-Off Rate2 Net charge-offs as a percentage of total revenue increased 80 bps YoY as a result of elevated charge-offs from early summer vintages offsetting higher recoveries of previously charged off loans Operating Expense Margin Prudent expense management drove down total expenses as a percentage of total revenue by 490 bps YoY Q3 2025 Performance: Improvement in Both Total Revenue and Operating Expense Margin 1. Total Revenue is calculated as the sum of Interest and Loan Related Income and Other Revenue. 2. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. $133 $137 $155 Q3 2023 Q3 2024 Q3 2025 +14% 42.4% 34.3% 35.1% Q3 2023 Q3 2024 Q3 2025 +80bps 45.1% 41.1% 36.2% Q3 2023 Q3 2024 Q3 2025 -490bps

Q3 2025 Key Performance Indicators

- **Total net originations increased 12% year over year** as a result of increased demand from both new and returning customers and improvements to OppFi's credit model allowing for higher average loan sizes, while **total retained net originations increased 8% year over year,** attributed to growth in total net originations, partially offset by growth in the percentage of loans retained by OppFi's bank partners

- **Ending receivables increased 16% year over year** as a result of a higher balance to start the year, growth in retained net originations year over year, and term extension initiatives in 2025

- **Net charge-off rate as percentage of total revenue increased to 35% from 34% year over year,** and the **annualized net charge off rate as a percentage of average receivables increased to 47% from 46% year over year,** as a result of elevated charge-offs from early summer vintages offsetting higher recoveries of previously charged off loans

- **Average yield decreased to 133% from 134% year over year** largely driven by elevated charge-offs from early summer vintages offsetting an increase in the average statutory rate due to the expansion of pricing initiatives implemented in the second half of 2024

- **Automatic approval rate increased to 79% from 77% year over year,** reflecting the continued application of algorithmic automation projects that streamline the origination process

	UNAUDITED QUARTER ENDED	
($ in millions)	9/30/2024	9/30/2025
Total Net Originations[1]	$219	$246
Total Retained Net Originations[1]	$198	$215
Ending Receivables[2]	$414	$481
Net Charge-Off Rate as % of Total Revenue[3]	34%	35%
Net Charge-Off Rate as % of Avg. Receivables, Annualized[3]	46%	47%
Average Yield, Annualized[4]	134%	133%
Automatic Approval Rate[5]	77%	79%

1. Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners.
2. Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
3. Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
4. Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric.
5. Automatic approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.

OppFi | 9

10 Free Cash Flow Generation & Capital Allocation Optionality 2025 Key Liquidity and Capital Allocation Highlights • $30.0M in repayment of remaining corporate term loan debt outstanding (Q1-25) • $50.0M upsize to revolving credit facility with affiliates of Blue Owl Capital (Q1-25) • $21.7M for $0.25 per share/unit special dividend and special distribution to Class A common stockholders and Opportunity Financial, LLC Class A common unitholders, respectively (Q2-25) • $7.4M in share repurchases at an average price of $10.33 (Q3-25) • $150.0M replacement revolving credit facility with affiliates of Castlelake L.P., reducing financing costs from previous facility by 150bps (Q3-25) 1. 1. Free cash flow is a financial measure that has not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP financial measures. Free Cash Flow Generation ($M)1 $66M of Free Cash Flow generated through the first nine months of 2025, even as issuance growth is accelerating Total Funding Capacity ($M) $320.8 $204.2 $75.2 9/30/2025 Restricted and Unrestricted Cash Undrawn Debt Drawn Debt $600.2 $74.6 $66.1 YTD 2024 YTD 2025

11 Full Year 2025 Earnings Guidance $590M $605M to Total Revenue Adjusted Net Income1 Adjusted EPS1,2 $137M $142M to $1.54 $1.60 to Raised from $578M - $605M Raised from $125M - $130M Raised from $1.39 to $1.44 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures. A reconciliation of projected 2025 adjusted net income and adjusted EPS to the most directly comparable GAAP financial measure is not included in this presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. 2. Adjusted EPS of $1.54 to $1.60 is based on weighted average diluted shares outstanding of approximately 89 million.

Appendix

Q3 2025 Income Statement

(in Thousands, except share and per share data)	Three Months Ended September 30,				Variance		
(Unaudited)		2025		2024		$	%
Revenue:							
Interest and loan related income	$	153,706	$	135,535	$	18,171	13.4%
Other revenue		1,383		1,058		325	30.7%
		155,089		136,593		18,496	13.5%
Change in fair value of finance receivables		(50,532)		(45,425)		(5,107)	11.2%
Provision for credit losses on finance receivables		-		(3)		3	(100.0%)
Net revenue		104,557		91,165		13,392	14.7%
Expenses:							
Salaries and employee benefits		14,513		13,803		710	5.1%
Direct marketing costs		14,514		13,570		944	7.0%
Interest expense and amortized debt issuance costs		10,079		11,285		(1,206)	(10.7%)
Professional fees		6,100		5,714		386	6.8%
Technology costs		3,131		3,041		90	3.0%
Payment processing fees		1,712		1,725		(13)	(0.8%)
Depreciation and amortization		1,133		2,280		(1,147)	(50.3%)
Occupancy		1,030		1,005		25	2.5%
Exit costs, net		-		61		(61)	(100.0%)
General, administrative and other		3,900		3,589		311	8.7%
Total expenses		56,112		56,073		39	0.1%
Income from operations		48,445		35,092		13,353	38.1%
Other income (expense):							
Change in fair value of warrant liabilities		31,688		(1,445)		33,133	2293.6%
Income from equity method investment		1,365		627		738	117.7%
Other income		82		80		2	2.5%
Income before income taxes		81,580		34,354		47,226	137.5%
Income tax expense		5,647		2,297		3,350	145.9%
Net income		75,933		32,057		43,876	136.9%
Less: net income attributable to noncontrolling interest		34,298		27,793		6,505	23.4%
Net income attributable to OppFi Inc.	$	41,635	$	4,264	$	37,371	876.5%
Earnings per common share attributable to OppFi Inc.:							
Earnings per common share:							
Basic	$	1.48	$	0.21			
Diluted	$	0.77	$	0.21			
Weighted average common shares outstanding:							
Basic		28,163,404		20,248,004			
Diluted		88,236,591		20,248,004			

1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

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YTD 2025 Income Statement

(in Thousands, except share and per share data) *(Unaudited)*	Nine Months Ended September 30, 2025	2024	Variance $	%
Revenue:				
Interest and loan related income	$ 433,968	$ 386,890	$ 47,078	12.2%
Other revenue	3,832	3,350	482	14.4%
	437,800	390,240	47,560	12.2%
Change in fair value of finance receivables	(142,187)	(149,546)	7,359	(4.9%)
Provision for credit losses on finance receivables	-	(34)	34	(100.0%)
Net revenue	295,613	240,660	54,953	22.8%
Expenses:				
Salaries and employee benefits	46,045	46,028	17	0.0%
Direct marketing costs	36,692	35,890	802	2.2%
Interest expense and amortized debt issuance costs	29,965	33,679	(3,714)	(11.0%)
Professional fees	15,091	15,993	(902)	(5.6%)
Technology costs	9,474	9,062	412	4.5%
Payment processing fees	4,869	5,487	(618)	(11.3%)
Depreciation and amortization	4,395	7,495	(3,100)	(41.4%)
Occupancy	3,099	2,989	110	3.7%
Exit costs, net	(1,449)	2,946	(4,395)	(149.2%)
General, administrative and other	11,687	11,228	459	4.1%
Total expenses	159,868	170,797	(10,929)	(6.4%)
Income from operations	135,745	69,863	65,882	94.3%
Other income (expense):				
Change in fair value of warrant liabilities	(23,223)	2,750	(25,973)	(944.5%)
Income from equity method investment	3,562	627	2,935	468.1%
Other income	241	239	2	0.8%
Income before income taxes	116,325	73,479	42,846	58.3%
Income tax expense	8,522	3,615	4,907	135.7%
Net income	107,803	69,864	37,939	54.3%
Less: net income attributable to noncontrolling interest	98,320	56,997	41,323	72.5%
Net income attributable to OppFi Inc.	$ 9,483	$ 12,867	$ (3,384)	(26.3%)
Earnings per common share attributable to OppFi Inc.:				
Earnings per common share:				
Basic	$ 0.36	$ 0.65		
Diluted	$ 0.36	$ 0.65		
Weighted average common shares outstanding:				
Basic	26,168,321	19,711,752		
Diluted	26,168,321	20,460,396		

1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

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15 Condensed Balance Sheet 15 1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. September 30, December 31, (in Thousands) 2025 2024 $ % Unaudited Assets Cash and restricted cash 75,193$ 88,288$ (13,095)$ (14.8%) Finance receivables at fair value 541,899 473,696 68,203 14.4% Equity method investment 18,888 19,194 (306) (1.6%) Other assets 84,635 59,993 24,642 41.1% Total assets 720,615$ 641,171$ 79,444$ 12.4% Liabilities and stockholders’ equity Accounts payable and accrued expenses 33,570$ 33,290$ 280$ 0.8% Total debt 320,844 318,758 2,086 0.7% Warrant liabilities 38,331 15,108 23,223 153.7% Other liabilities 50,616 39,802 10,814 27.2% Total liabilities 443,361 406,958 36,403 8.9% Total stockholders’ equity 277,254 234,213 43,041 18.4% Total liabilities and stockholders’ equity 720,615$ 641,171$ 79,444$ 12.4% Variance

16 Condensed Cash Flow Statement 16 1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. (in Thousands) Variance (Unaudited) 2025 2024 $ % Net cash provided by operating activities 284,481$ 229,299$ 55,182$ 24.1% Net cash used in investing activities (218,419) (170,607) (47,812) 28.0% Net cash used in financing activities (79,157) (58,402) (20,755) 35.5% Net (decrease) increase in cash and restricted cash (13,095)$ 290$ (13,385)$ (4615.1%) Nine Months Ended September 30,

Q3 2025 Adjusted Net Income Reconciliation

(in Thousands, except share and per share data)	Three Months Ended September 30,				Variance		
(Unaudited)		2025		2024		$	%
Net income	$	75,933	$	32,057	$	43,876	136.9%
Income tax expense		5,647		2,297		3,350	145.9%
Other income		(82)		(80)		(2)	2.5%
Change in fair value of warrant liabilities		(31,688)		1,445		(33,133)	(2293.6%)
Other adjustments, net[1]		3,393		1,967		1,426	72.5%
Adjusted EBT[2]		53,203		37,686		15,517	41.2%
Less: pro forma taxes[3]		12,476		8,878		3,598	40.5%
Adjusted net income[2]	$	40,727	$	28,808	$	11,919	41.4%
Adjusted earnings per share[2]	$	0.46	$	0.33			
Weighted average diluted shares outstanding		88,236,591		86,806,628			
Total revenue	$	155,089	$	136,593			
Net income margin		49.0%		23.5%			
Adjusted net income margin[2]		26.3%		21.1%			

1. For the three months ended September 30, 2025, other adjustments, net of $3.4 million included $1.9 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.4 million in expenses related to legal matters, and $0.1 million in expenses related to severance. For the three months ended September 30, 2024, other adjustments, net of $2.0 million included $1.1 million in expenses related to stock compensation, $0.9 million in expenses related to legal matters, and $0.1 million in expenses related to OppFi Card's exit activities, partially offset by a $0.2 million addback related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income (and margin thereof), and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Assumes a tax rate of 23.45% for the three months ended September 30, 2025 and 23.56% for the three months ended September 30, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

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Year to Date 2025 Adjusted Net Income Reconciliation

(in Thousands, except share and per share data)	Nine Months Ended September 30,				Variance		
(Unaudited)		2025		2024		$	%
Net income	$	107,803	$	69,864	$	37,939	54.3%
Income tax expense		8,522		3,615		4,907	135.7%
Other income		(241)		(239)		(2)	0.8%
Change in fair value of warrant liabilities		23,223		(2,750)		25,973	944.5%
Other adjustments, net[1]		9,544		11,103		(1,559)	(14.0%)
Adjusted EBT[2]		148,851		81,593		67,258	82.4%
Less: pro forma taxes[3]		34,906		19,223		15,683	81.6%
Adjusted net income[2]	$	113,945	$	62,370	$	51,575	82.7%
Adjusted earnings per share[2]	$	1.29	$	0.72			
Weighted average diluted shares outstanding		88,218,365		86,368,930			
Total revenue	$	437,800	$	390,240			
Net income margin		24.6%		17.9%			
Adjusted net income margin[2]		26.0%		16.0%			

1. For the nine months ended September 30, 2025, other adjustments, net of $9.5 million included $8.3 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.9 million in expenses related to legal matters, $0.7 million in expenses related to severance, and $0.2 million in expenses related to an adjustment to the Company's outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card's exit activities. For the nine months ended September 30, 2024, other adjustments, net of $11.1 million included $4.2 million in expenses related to stock compensation, $2.9 million in expenses related to OppFi Card's exit activities, $2.1 million in expenses related to legal matters, $1.2 million in expenses related to severance, and $0.7 million in expenses related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income (and margin thereof), and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Assumes a tax rate of 23.45% for the nine months ended September 30, 2025 and 23.56% for the nine months ended September 30, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

18
18
OppFi

Q3 2025 Adjusted Earnings per Share Reconciliation

(Unaudited)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024
Weighted average Class A common stock outstanding	28,163,404	20,248,004
Weighted average Class V voting stock outstanding	58,852,443	65,664,358
Dilutive impact of restricted stock units	969,852	811,941
Dilutive impact of performance stock units	31,906	73,564
Dilutive impact of stock options	218,986	8,761
Weighted average diluted shares outstanding	88,236,591	86,806,628

(in Thousands, except share and per share data)	Three Months Ended September 30, 2025		Three Months Ended September 30, 2024	
(Unaudited)	$	Per Share	$	Per Share
Weighted average diluted shares outstanding		88,236,591		86,806,628
Net income	$ 75,933	$ 0.86	$ 32,057	$ 0.37
Income tax expense	5,647	0.06	2,297	0.03
Other income	(82)	(0.00)	(80)	(0.00)
Change in fair value of warrant liabilities	(31,688)	(0.36)	1,445	0.02
Other adjustments, net[1]	3,393	0.04	1,967	0.02
Adjusted EBT[2]	53,203	0.60	37,686	0.43
Less: pro forma taxes[3]	12,476	0.14	8,878	0.10
Adjusted net income[2]	$ 40,727	$ 0.46	$ 28,808	$ 0.33

1. For the three months ended September 30, 2025, other adjustments, net of $3.4 million included $1.9 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.4 million in expenses related to legal matters, and $0.1 million in expenses related to severance. For the three months ended September 30, 2024, other adjustments, net of $2.0 million included $1.1 million in expenses related to stock compensation, $0.9 million in expenses related to legal matters, and $0.1 million in expenses related to OppFi Card's exit activities, partially offset by a $0.2 million addback related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income, and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Assumes a tax rate of 23.45% for the three months ended September 30, 2025 and 23.56% for the three months ended September 30, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

19

19 | OppFi

Year to Date 2025 Adjusted Earnings per Share Reconciliation

(Unaudited)	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Weighted average Class A common stock outstanding	26,168,321	19,711,752
Weighted average Class V voting stock outstanding	60,590,252	65,908,534
Dilutive impact of restricted stock units	1,205,261	672,399
Dilutive impact of performance stock units	45,237	73,325
Dilutive impact of stock options	209,294	2,920
Weighted average diluted shares outstanding	88,218,365	86,368,930

(in Thousands, except share and per share data)	Nine Months Ended September 30, 2025				Nine Months Ended September 30, 2024			
(Unaudited)	$		Per Share		$		Per Share	
Weighted average diluted shares outstanding				88,218,365				86,368,930
Net income	$	107,803	$	1.22	$	69,864	$	0.81
Income tax expense		8,522		0.10		3,615		0.04
Other income		(241)		(0.00)		(239)		(0.00)
Change in fair value of warrant liabilities		23,223		0.26		(2,750)		(0.03)
Other adjustments, net[1]		9,544		0.11		11,103		0.13
Adjusted EBT[2]		148,851		1.69		81,593		0.94
Less: pro forma taxes[3]		34,906		0.40		19,223		0.22
Adjusted net income[2]	$	113,945	$	1.29	$	62,370	$	0.72

1. For the nine months ended September 30, 2025, other adjustments, net of $9.5 million included $8.3 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.9 million in expenses related to legal matters, $0.7 million in expenses related to severance, and $0.2 million in expenses related to an adjustment to the Company's outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card's exit activities. For the nine months ended September 30, 2024, other adjustments, net of $11.1 million included $4.2 million in expenses related to stock compensation, $2.9 million in expenses related to OppFi Card's exit activities, $2.1 million in expenses related to legal matters, $1.2 million in expenses related to severance, and $0.7 million in expenses related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income, and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Assumes a tax rate of 23.45% for the nine months ended September 30, 2025 and 23.56% for the nine months ended September 30, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

20

20 | OppFi

21 Free Cash Flow Reconciliation 21 1. Free cash flow is a financial measure that has not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such Non-GAAP financial measures. 2. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. (in Thousands) (Unaudited) 2025 2024 $ % Net cash provided by operating activities 284,481$ 229,299$ 55,182$ 24.1% Net cash used in investing activities (218,419) (170,607) (47,812) 28.0% - 15,929 (15,929) (100.0%) Free cash flow1 66,062$ 74,621$ (8,559)$ (11.5%) Add back cash used for the acquisition of equity interest in Bitty Advance Nine Months Ended September 30, Variance

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